FS KKR Capital Corp. 8-k

Exhibit 99.1

FSK Reports Fourth Quarter and Annual 2019 Results and

Declares Regular Distribution for First Quarter

PHILADELPHIA, PA, February 27, 2020 – FS KKR Capital Corp. (NYSE: FSK), a leading publicly traded business development company focused on providing customized credit solutions to private middle market U.S. companies, announced its financial and operating results for the quarter and year ended December 31, 2019, and that its board of directors has declared a first quarter 2020 regular distribution totaling $0.19 per share.

Financial and Operating Highlights for the Quarter Ended December 31, 2019(1)

●	Net investment income of $0.20 per share, compared to $0.19 per share for the quarter ended December 31, 2018

●	Adjusted net investment income of $0.21 per share, compared to $0.21 per share for the quarter ended December 31, 2018(2)

●	Total net realized and unrealized loss of $0.25 per share, compared to a total net realized and unrealized loss of $0.62(3) per share for the quarter ended December 31, 2018

●	Paid cash distributions to stockholders totaling $0.19 per share(4)

●	Total purchases of $1,147 million versus $929 million of sales and repayments

●	Net asset value of $7.64 per share, compared to $7.86 per share as of September 30, 2019

Financial and Operating Highlights for the Year Ended December 31, 2019(1)

●	Net investment income of $0.79 per share, compared to $0.82 per share for the year ended December 31, 2018

●	Adjusted net investment income of $0.80 per share, compared to $0.85 per share for the year ended December 31, 2018(2)

●	Total net realized and unrealized loss of $0.47 per share, compared to a total net realized and unrealized loss of $1.40(3) per share for the year ended December 31, 2018

●	Paid cash distributions to stockholders totaling $0.76 per share(4)

●	FSK repurchased $153 million of shares in 2019 under the previously announced $200 million share repurchase program. Through February 26, 2020, FSK repurchased approximately $171 million under the program

“We are pleased with the strategic progress we made during 2019,” said Michael Forman, Chairman and Chief Executive Officer of FSK. “From an operational standpoint, we continued rotating our portfolio toward FS KKR originated investments, as we invested approximately $2.9 billion during the year. From a balance sheet perspective, we further reduced our already attractive cost of capital and we extended maturities across a meaningful percentage of our capital structure. As we move into 2020, we remain focused on continuing to rotate our investment portfolio while harnessing the full potential of the FS KKR origination platform.”

Declaration of Regular Distribution for First Quarter 2020

FSK’s board of directors has declared a regular cash distribution for the first quarter of $0.19 per share, which will be paid on or about April 2, 2020 to stockholders of record as of the close of business on March 18, 2020.

Summary Consolidated Results

	Three Months Ended
(dollars in millions, except per share data) (all per share amounts are basic and diluted)(1)	December 31, 2019	September 30, 2019	December 31, 2018
Total investment income	$186	$199	$103
Net investment income	100	115	53
Net increase (decrease) in net assets resulting from operations(3)	(27)	71	(119)

Net investment income per share	$0.20	$0.22	$0.19
Total net realized and unrealized gain (loss) per share	$(0.25)	$(0.08)	$(0.62)
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$(0.05)	$0.14	$(0.43)
Stockholder distributions per share(4)	$0.19000	$0.19000	$0.28000
Net asset value per share at period end	$7.64	$7.86	$7.84
Weighted average shares outstanding	508,758,302	516,523,604	277,283,374
Shares outstanding, end of period	506,327,064	512,262,372	531,478,739

(dollar amounts in millions)	As of December 31, 2019	As of December 31, 2018
Total fair value of investments	$7,357	$7,387
Total assets	8,216	7,705
Total stockholders’ equity	3,866	4,166

Portfolio Highlights as of December 31, 2019

●	Total fair value of investments was $7.4 billion of which 70% was invested in senior secured securities.

●	Direct originations(5) represented approximately 88% of the portfolio by fair value as of December 31, 2019.

●	Weighted average annual yield on accruing debt investments(6) was 9.7%, compared to 10.1% as of September 30, 2019.

●	Exposure to the top ten largest portfolio companies by fair value was 22% as of December 31, 2019, compared to 22% as of September 30, 2019.

Total Portfolio Activity(7)

	Three Months Ended
(dollar amounts in millions)	December 31, 2019	September 30, 2019	December 31, 2018
Purchases	$1,147	$698	$220
Sales and redemptions	(929)	(723)	(397)
Net portfolio activity	$218	$(25)	($177)

Portfolio Data	As of December 31, 2019	As of December 31, 2018
Total fair value of investments	$7,357	$7,387
Number of Portfolio Companies	210	204
% of Investments on Non-Accrual (based on fair value)(8)	2.8%	1.0%

Asset Class (based on fair value)
Senior Secured Loans — First Lien	50.6%	54.2%
Senior Secured Loans — Second Lien	16.3%	15.1%
Other Senior Secured Debt	3.2%	4.6%
Subordinated Debt	5.6%	5.8%
Asset Based Finance	10.0%	9.0%
Strategic Credit Opportunities Partners, LLC	6.5%	4.0%
Equity/Other	7.8%	7.3%

Interest Rate Type (based on fair value)(6)
% Variable Rate Debt Investments	64.8%	68.1%
% Fixed Rate Debt Investments	14.6%	16.5%
% Other Income Producing Investments	11.2%	6.8%
% Non-Income Producing Investments(9)	6.6%	7.6%
% of Investments on Non-Accrual	2.8%	1.0%

Direct Originations

Direct Originations Portfolio Data	As of December 31, 2019	As of December 31, 2018
Total Fair Value of Direct Originations	$6,492	$6,510

Leverage and Liquidity as of December 31, 2019

●	Net debt to equity ratio(10) of 89%, based on $4.2 billion in total debt outstanding, $106 million of cash and foreign currency and $642 million of net receivable for investments sold and repaid and stockholders’ equity of $3.9 billion. FSK’s weighted average effective interest rate (including the effect of non-usage fees) was 4.01%.

●	Cash and foreign currency of $106 million and availability under its financing arrangements of $637 million, subject to borrowing base and other limitations.

Conference Call Information

FSK will host a conference call at 10:00 a.m. (Eastern Time) on Friday, February 28, 2020, to discuss its fourth quarter and full year 2019 financial and operating results. All interested parties are welcome to participate. Interested parties can access the conference call by dialing (833) 818-6808 and using the conference ID 6190199 approximately 10 minutes prior to the call. The conference call also will be webcast, which can be accessed from the Investor Relations section of FSK’s website at www.fskkrcapitalcorp.com under Events and Presentations.

A replay of the call will be available shortly after the end of the call for a period of 30 days following the call by visiting the Investor Relations section of FSK’s website at www.fskkrcapitalcorp.com under Events and Presentations.

Supplemental Information

An investor presentation containing financial and operating information will be made available prior to the call in the Investor Relations section of FSK’s website at www.fskkrcapitalcorp.com under Events and Presentations.

About FS KKR Capital Corp.

FS KKR Capital Corp. (NYSE: FSK) is a leading publicly traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSK seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies. FSK is advised by FS/KKR Advisor, LLC. For more information, please visit www.fskkrcapitalcorp.com.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (FS/KKR) is a partnership between FS Investments and KKR Credit that serves as the investment adviser to BDCs with approximately $17 billion in assets under management as of December 31, 2019. The BDCs managed by FS/KKR are FSK and FS KKR Capital Corp. II.

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth, and focuses on setting industry standards for investor protection, education and transparency. FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL and Washington, DC. Visit www.fsinvestments.com to learn more.

KKR Credit is a subsidiary of KKR & Co. Inc., a leading global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic manager partnerships that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com and on Twitter @KKR_Co.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or the future performance or operations of FSK. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSK’s operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in FSK’s operating area, and the price at which shares of FSK’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSK makes with the SEC. FSK undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The press release above contains summaries of certain financial and statistical information about FSK. The information contained in this press release is summary information that is intended to be considered in the context of FSK’s SEC filings and other public announcements that FSK may make, by press release or otherwise, from time to time. FSK undertakes no duty or obligation to update or revise the information contained in this press release. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSK, or information about the market, as indicative of FSK’s future results.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSK’s annual report on Form 10-K for the year ended December 31, 2019, which FSK filed with the U.S. Securities and Exchange Commission (the SEC) on February 27, 2020, as well as FSK’s other reports filed with the SEC. A copy of FSK’s annual report on Form 10-K for the year ended December 31, 2019 and FSK’s other reports filed with the SEC can be found on FSK’s website at www.fskkrcapitalcorp.com and the SEC’s website at www.sec.gov.

Certain Information About Distributions

The determination of the tax attributes of FSK’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSK intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The timing and amount of any future distributions on FSK’s shares of common stock are subject to applicable legal restrictions and the sole discretion of its board of directors. There can be no assurance as to the amount or timing of any such future distributions, including the special distribution referenced herein.

FSK may fund its cash distributions to stockholders from any sources of funds legally available to it, including proceeds from the sale of shares of FSK’s common stock, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies. FSK has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSK will be able to pay distributions at a specific rate or at all.

Contact Information:

Investor Relations Contact

Robert Paun

Robert.Paun@fsinvestments.com

FS Investments Media Team

Melanie Hemmert

Melanie.Hemmert@fsinvestments.com

Income Statement ($ amounts in millions, except per share data)	Year Ended December 31,
	2019	2018	2017
Investment income
From non-controlled/unaffiliated investments:
Interest income	$571	$305	$319
Paid-in-kind interest income	40	34	32
Fee income	42	13	41
Dividend income	10	8	0
From non-controlled/affiliated investments:
Interest income	28	3	11
Paid-in-kind interest income	16	2	3
Fee income	—	—	3
From controlled/affiliated investments:
Interest income	11	9	4
Paid-in-kind interest income	4	19	6
Dividend income	57	1	—
Total investment income	779	394	419

Operating expenses
Management fees	115	63	73
Subordinated income incentive fees	57	26	50
Administrative services expenses	9	4	3
Accounting and administrative fees	2	1	1
Interest expense	170	84	79
Directors’ fees	1	1	1
Other general and administrative expenses	8	6	6
Total operating expenses	362	185	213
Management fee waiver	—	(3)	(3)
Net expenses	362	182	210
Net investment income before taxes	417	212	209
Excise taxes	7	7	5
Net investment income	410	205	204

Realized and unrealized gain/loss

Income Statement ($ amounts in millions, except per share data)	Year Ended December 31,
	2019	2018	2017
Net realized gain (loss) on investments:
Non-controlled/unaffiliated investments	$(114)	$(116)	$(98)
Non-controlled/affiliated investments	32	(9)	9
Controlled/affiliated investments	1	—	(53)
Net realized gain (loss) on swap contracts	(11)	0	—
Net realized gain (loss) on foreign currency forward contracts	12	—	—
Net realized gain (loss) on secured borrowing	—	—	0
Net realized gain (loss) on foreign currency	2	6	0
Net change in unrealized appreciation (depreciation) on investments:
Non-controlled/unaffiliated investments	(105)	(48)	137
Non-controlled/affiliated investments	55	(57)	(17)
Controlled/affiliated investments	(33)	(113)	6
Net change in unrealized appreciation (depreciation) on swap contracts	16	(16)	—
Net change in unrealized appreciation (depreciation) on foreign currency forward contracts	(2)	3	—
Net change in unrealized appreciation (depreciation) on secured borrowing	—	—	0
Net change in unrealized gain (loss) on foreign currency	(17)	(3)	(6)
Change in unrealized appreciation from merger accounting	—	717	—
Total net realized and unrealized gain (loss)	(164)	364	(22)
Net increase (decrease) in net assets resulting from operations	$246	$569	$182
Per share information—basic and diluted

Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$0.47	$2.26 (5)	$0.74
Weighted average shares outstanding	518,946,741	251,377,426	245,270,969

Balance Sheet ($ amounts in millions, except per share data)	December 31,
	2019	2018
Assets
Investments, at fair value
Non-controlled/unaffiliated investments (amortized cost—$6,006 and $6,457, respectively)	$5,661	$6,217
Non-controlled/affiliated investments (amortized cost—$686 and $382, respectively)	717	358
Controlled/affiliated investments (amortized cost—$1,117 and $917, respectively)	979	812
Total investments, at fair value (amortized cost—$7,809 and $7,756, respectively)	7,357	7,387
Cash	93	101
Foreign currency, at fair value (cost—$13 and $3, respectively)	13	3
Receivable for investments sold and repaid	657	144
Income receivable	82	60
Unrealized appreciation on foreign currency forward contracts	1	3
Deferred financing costs	10	6
Prepaid expenses and other assets	3	1
Total assets	$8,216	$7,705

Liabilities
Payable for investments purchased	$15	$6
Debt (net of deferred financing costs of $9 and $3, respectively)	4,173	3,391
Unrealized depreciation on swap contracts	—	16
Unrealized depreciation on foreign currency forward contracts	0	0
Stockholder distributions payable	96	45
Management and investment adviser fees payable	30	20
Subordinated income incentive fees payable	—	14
Administrative services expense payable	3	1
Interest payable	23	28
Directors’ fees payable	0	0
Other accrued expenses and liabilities	10	18
Total liabilities	4,350	3,539
Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 750,000,000 shares authorized, 506,327,064 and 531,478,739 shares issued and outstanding, respectively	1	1
Capital in excess of par value	4,041	4,235
Retained earnings (accumulated deficit)	(176)	(70)
Total stockholders’ equity	3,866	4,166
Total liabilities and stockholders’ equity	$8,216	$7,705
Net asset value per share of common stock at year end	$7.64	$7.84

Non-GAAP Financial Measures

This press release contains certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). FSK uses these non-GAAP financial measures internally in analyzing financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing FSK’s financial results with other BDCs.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with FSK’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures has been provided in this press release, and investors are encouraged to review the reconciliation.

Reconciliation of Non-GAAP Financial Measures(1)

	Three Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018
GAAP net investment income per share	$0.20	$0.22	$0.19
Plus capital gains incentive fees per share	—	—	—
Plus excise taxes per share	0.01	—	0.02
Plus one-time expenses per share(11)	—	(0.00)	—
Adjusted net investment income per share(2)	$0.21	$0.22	$0.21

1)	Per share data was derived by using the weighted average shares of FSK’s common stock outstanding during the applicable period. Per share numbers may not sum due to rounding.

2)	Adjusted net investment income is a non-GAAP financial measure. Adjusted net investment income is presented for all periods as GAAP net investment income excluding (i) the accrual for the capital gains incentive fee for realized and unrealized gains; (ii) excise taxes; and (iii) certain non-recurring operating expenses that are one-time in nature and are not representative of ongoing operating expenses incurred during FSK’s normal course of business (referred to herein as one-time expenses). FSK uses this non-GAAP financial measure internally in analyzing financial results and believes that the use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing its financial results with other business development companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. A reconciliation of GAAP net investment income to adjusted net investment income can be found above.

3)	Three months ended December 31, 2018 excludes the impact of $717 million in unrealized appreciation resulting from merger accounting. See FSK’s annual report on Form 10-K for the year ended December 31, 2019 for additional information.

4)	The per share data for distributions reflects the amount of distributions paid per share of our common stock to stockholders of record during each applicable period.

5)	See FSK’s annual report on Form 10-K for the year ended December 31, 2019 for a description of FSK’s investment strategies, including its definition of “direct originations.”

6)

See FSK’s annual report on Form 10-K for the year ended December 31, 2019 for important information, including information related to the calculation and definition of weighted average annual yield on accruing debt investments, weighted average annual yield on all debt investments, variable rate debt investments, fixed rate debt investments, other income producing investments and non-income producing investments.

7)	Purchases do not include the investments acquired in connection with the acquisition of CCT for the three months ended December 31, 2018.

8)	Interest income is recorded on an accrual basis. See FSK’s annual report on Form 10-K for the year ended December 31, 2019 for a description of FSK’s revenue recognition policy.

9)	Does not include investments on non-accrual status.

10)	Net debt to equity ratio is debt outstanding, net of cash and foreign currency and net payable/receivable for investments purchased/sold and repaid, divided by net assets.

11)	FSK’s one-time expenses for the three months ended September 30, 2019 consist of a reversal of $1 resulting from a reduction in the estimate for deferred taxes.